EXHIBIT 10.1

MANAS PETROLEUM CORPORATION

Non-Negotiable 8% Bearing Debentures

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT. INVESTMENT IN THIS DEBENTURE HEREIN IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

U.S.$________________ As of April 30, 2008
 Baar, Switzerland

For value received, the undersigned, Manas Petroleum Corp., a Nevada Registered company (the "Company"), having its executive office and principal place of business at Bahnhofstrasse 9, 6341 Baar, Switzerland, hereby promises to pay to __________________________________________________________________ in legal tender of the United States of America, at the Holder's address set forth above or at such other place as the Holder shall hereafter specify in writing to the Company, the principal sum of ______________________________________________US Dollars (U.S. $_______________), with interest as specified in Section 2, below.

1.	Principal.

1.1 Subject to the provisions of Sections 3 and 5, below, all principal under this Debenture shall be payable in full on ____________, 2010 (the “Maturity Date”).  The Company may prepay this Debenture, in whole or in part, at any time upon ten (10) days’ notice to Holder without prepayment premium or penalty, provided that the Holder may elect to convert all or part of this Debenture during such period by delivering to the Company the form of Notice Conversion attached hereto as Exhibit A (a “Notice of Conversion”).

1.2 On the Maturity Date the Company shall have the option to redeem this Debenture for either cash or shares of the Company’s common stock (“Common Stock”).  The redemption price in effect on the Maturity Date shall be equal to 90% of the weighted average share price for shares of the Company’s common stock for the 20 trading day period ending on the day before the Maturity Date on the over the counter bulletin board market operated by the Financial Industry Regulatory Authority (FINRA).

2.	Interest.

2.1 Interest on the principal amount of this Debenture shall be payable at the rate of eight percent (8%) per annum payable semi-annually on the first business day of June and December.  The Company has the option to pay the coupon in cash or common shares.  If interest is paid in shares of the Company’s Common Stock they shall be issued at a deemed price equal to 90% of the weighted average share price for shares of the Company’s Common Stock for the 20 trading day period ending on the last trading day before the date of payment on the over the counter bulletin board market operated by the Financial Industry Regulatory Authority (FINRA).

3.	Forced Redemption.

3.1 In the event that the Company receives net proceeds (the “Net Proceeds”) of $20,000,000 or more from any primary public offering of shares of its Common Stock (an “IPO”) the Company shall apply up to 50% of the Net Proceeds to repay all principal and interest due hereunder (a “Forced Redemption”).  The Company shall give to the Holder not less than 15 days advance written notice of a Forced Redemption and shall give to the Holder the option to elect to receive such repayment in the form of either cash or shares of the Common Stock.  If the Holder elects to receive such a repayment in the form of shares of the Common Stock, the shares shall be valued at the same price as in the IPO.

4.	Redemption

4.1 This Debenture may be redeemed at any time at the option of the Company (a “Redemption”) for cash plus accrued and unpaid interest upon written notice to the Holder sent to the Holder’s address as shown on page 1, above.  If no date on which a Redemption is to be effected (a “Redemption Date”) is specified in a Notice of Redemption, the Redemption Date shall be the date that is 10 calendar days following the date that the Redemption Notice is delivered to the Holder or, if earlier, the Maturity Date.

5.	Conversion

5.1 The number of Conversion Shares issuable upon a conversion shall be determined by the quotient obtained by dividing (x) the outstanding amount of principal and interest of this Debenture to be converted by (y) the Conversion Price.

5.2 Not later than five Trading Days after the date the Company receives notice from the Holder of an election to convert under Section 1.1 (a “Conversion Date”), the Company will deliver to the Holder (i) a certificate or certificates representing the shares of common stock into which the Debenture will be converted (the “Conversion Shares”) (bearing such legends as may be required by applicable law and those required by the Subscription Agreement pursuant to which this Debenture has been purchased) representing the number of Conversion Shares being acquired upon the conversion of the Debenture.

5.3 The Conversion Price in effect on any Conversion Date shall be equal to 90% of the weighted average share price for shares of the Company’s common stock for the 20 trading day period ending on the day before the Conversion Date on the over the counter bulletin board market operated by the Financial Industry Regulatory Authority (FINRA).

5.4 The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock such number of shares as is necessary in order to ensure that a sufficient number are available for the purpose of issuance of Conversion Shares upon conversion of this Debenture, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder.  The Corporation covenants that all Conversion Shares shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

5.5 Upon a conversion hereunder the Corporation shall not be required to issue stock certificates representing fractions of any Conversion Shares, and the number of Conversion Shares shall be rounded up or down to the nearest whole number.

5.6 No service charge will be made for any conversion; however the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the conversion or the issuance of the Conversion Shares.

5.7 Effect of Merger, etc.  If the Company merges with another corporation, the Holder shall thereafter be entitled on conversion, with respect to each Common Share receivable immediately before the merger becomes effective, to receive the securities or to consideration to which a Holder of one Common Share is entitled in the merger, without any change in, or payment in addition to, the Conversion Rate in effect immediately before the merger.

5.8 Covenants as to Merger.  The Company shall use its best efforts in connection with a merger to assure that Section 5.77 and all other provisions of this Debenture shall thereafter be applicable, as nearly as reasonably may be to any securities or other consideration so deliverable on conversion.  The Company shall not merge unless prior to consummation, the successor corporation (other than the Company) assumes the obligations of Section 2.5 and all other provisions of this Debenture by written instrument executed by the successor corporation’s authorized officer and mailed to the Holder.

5.9 Definition of Merger.  A merger includes: (1) a sale or lease of all or substantially all the assets of the Company for consideration (apart from the assumption of obligations) consisting primarily of securities; and (2) a consolidation.

5.10 Fractional Common Shares.  No fractional Common Shares shall be issued on conversion. In lieu of issuing a fraction of a Common Share, the Company shall pay Holder a cash amount equal to the same fraction of the applicable Conversion Rate per share.

5.11 Limited Rights of the Holder.  This Debenture does not entitle the Holder to any voting or other rights as a stockholder of the Company, or to any other rights whatsoever except those herein expressed.  No dividends are payable or will accrue on this Debenture or the Common Shares into which this Debenture is convertible until and except to the extent that this Debenture is converted into Common Shares.

6.	Events of Default.

6.1 If any of the following conditions, events or acts shall occur:

(a)	The dissolution of the Company or any vote in favor thereof by the Board of Directors and shareholders of the Company; or

(b)
The Company's insolvency, assignment for the benefit of creditors, application for or appointment of a receiver, the commencement by the Company of a voluntary case under any provision of the Federal Bankruptcy Code (the "Code") or amendments thereto or any other federal or state law affording relief to debtors; or there shall be commenced against the Company any such proceeding, application or an involuntary case under the Code which proceeding, application or case is not dismissed or withdrawn within 90 days of commencement or filing, as the case may be; or

(c)	The failure by the Company, following 30 days' written notice of the same, to make any payment of any amount of principal under this Debenture as and when the same shall become due and payable; or

(d)	The admission in writing of the Company's inability to pay its debts as they mature;

then, in any such event, while such event is continuing, the Holder shall have the right to declare an event of default hereunder ("Event of Default"), provided, that the occurrence of an event described in Subsections 6.1(a), 6.1(b) or 6.1(d) hereof, automatically shall be deemed to be an Event of Default hereunder, whether or not the Company makes such a declaration and the indebtedness evidenced by this Debenture shall become due and payable, as to principal, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein to the contrary.

7.	Fees, Waiver, Other.

7.1 If the Holder rightfully shall institute any action to enforce the collection of any amount of principal on this Debenture, there shall be immediately due and payable from the Company, in addition to the then unpaid sum of this Debenture, all reasonable costs and expenses incurred by the Holder in connection therewith, including, without limitation, reasonable attorney's fees and disbursements.

7.2 No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Debenture shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

7.3 This Debenture may not be modified or discharged, except by a writing duly executed by the Company and the Holder.

7.4 The Company hereby expressly waives demand and presentation for payment, notice of nonpayment, notice of dishonor, protest, notices of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder.

7.5 The Company shall bear all of its expenses, including attorney's fees, incurred in connection with the preparation of this Debenture.

8.	Restriction on Transfer.

This Debenture is non-negotiable and may not be sold, transferred, pledged, assigned or hypothecated without the prior written consent of the Company.

9.	Miscellaneous.

9.1 The headings of the various paragraphs of this Debenture are for convenience of reference only and shall in no way modify any of the terms or provisions of this Debenture.

9.2 All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the address of the intended recipient set forth in the preamble to this Debenture or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions hereof.

9.3 This Debenture and the obligations of the Company and the rights of the Holder shall be governed by, and construed in accordance with, the laws of British Columbia with respect to the contracts made and to be fully performed therein.

9.4 This Debenture has been issued pursuant to a subscription agreement between the Company and the Company dated as of ______________, 2008 (the “Subscription Agreement”) pursuant to which the Holder purchased this Debenture, and this Debenture is subject in all respects to the terms of the Subscription Agreement and incorporates the terms of the Subscription Agreement to the extent that they do not conflict with the terms of this Debenture.  This Debenture may not be transferred or exchanged.

9.5 The Company (a) agrees that any legal suit, action or proceeding arising  out of, or relating to, this Debenture will be instituted exclusively in the Supreme Court of British Columbia, (b) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding and (c) irrevocably consents to the jurisdiction of the Supreme Court of British Columbia in any such suit, action or proceeding.  The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of British Columbia, and agrees that service of process upon the Company mailed by certified mail to the Company's address will be deemed in every respect effective service of process upon the Company in any suit, action or proceeding.

9.6 EXHIBIT B. The Term Sheet

9.7 This Debenture shall bind the Company and its successors, legal representatives and assigns.

9.8 Transfer of Funds: Irrevocable Commitments.  Prior to the Closing Date, the Purchasers will be delivering (i) executed signature pages to this Agreement and the other Transaction Documents to the Placement Agents (who will deliver such signature pages to the Company) and (ii) their respective Subscription Amounts, by wire transfer to the account provided below. Each Purchaser acknowledges and agrees that, subject to applicable law, their commitments to purchase the Debenture hereunder will be irrevocable upon delivery of their Subscription Amounts (and signature pages to the Transaction Documents) as provided above, and the Subscription Amounts. All Subscription Amounts should be delivered by the Purchasers by wire transfer to the following account:

Wire Transfer to:

Bank:                                Credit Suisse Winterthur

Bahnhofplatz 6

8401 Winterthur, Switzerland

IBAN No.:                                CH81 0483 5024 4189 7200 0

Swift No.:                                CRESCHZZ84R

Account No.:                                244189-72

Title of Account:                                           Manas Petroleum Corporation

Reference:                                Debenture Financing

Manas Petroleum Corp.

By:

Peter-Mark Vogel

Director Finance

CW1846434.2

EXHIBIT A: REQUEST FOR CONVERSION

I HEREBY IRREVOCABLY:

1.	request conversion of $_________principal amount of this Debenture into restricted Common Shares of Manas Petroleum Corp. in accordance with the terms of this Debenture; and,

2.	request issuance and delivery of certificate(s) for the Common Shares in my name at the address shown below; and;

3.	request issuance and delivery of a new Debenture, for any unpaid principal amount not converted in my name, at the address below:

___________________________________________
(Name)
___________________________________________
(Address)
___________________________________________

4.	acknowledge that I have received or had made available to me all financial or other information which I consider necessary to an informed judgment as to the investment merits of this conversion.

DATED:	___________________________________
                   Signature of Debentureholder
(Please sign exactly as name appears of this Debenture)

CW1846434.2

EXHIBIT B: THE TERM SHEET

MANAS PETROLEUM CORPORATION

8% DEBENTURES

Issuer:                                           Manas Petroleum Corp. (“Manas” or the “Company”).

Issue:                                           Minimum 3,000 Debentures (each a “Debenture”).

Amount:	$3,000,000 Minimum on a non-brokered basis.

Price:                                           $1,000 per Debenture.

Debenture:	Each Debenture will have a $1,000 face value and 250 detachable common share purchase warrants (individually, a “Warrant”).

Warrant:	Each Warrant is exercisable into Manas common shares for a period of 2 years at an exercise price of $ 2.10.

Coupon:
8% per annum payable semi-annually on the first business day of June and December.  The Company has the option to pay the coupon in cash or common shares valued at 90% of the weighted average share price for the 20 preceding trading days prior to the interest payable date.

Maturity:	Two years from the Closing Date.

Redemption:
The Debentures are redeemable at any time by the Company for cash plus accrued and unpaid interest.  At Maturity, the Company has the option to redeem the Debentures for either (i) cash, or (ii) Manas common shares valued at 90% of the weighted average share price for the 20 preceding trading days prior to Maturity.

Forced Repayment:
In the event that the Company receives net proceeds (the “Net Proceeds”) of $20,000,000 or more from any primary public offering of shares of its Common Stock (an “IPO”) the Company shall apply up to 50% of the Net Proceeds to repay all principal and interest due hereunder (a “Forced Redemption”).  The Company shall give to the Holder not less than 15 days advance written notice of a Forced Redemption and shall give to the Holder the option to elect to receive such repayment in the form of either cash or shares of the Common Stock.  If the Holder elects to receive such a repayment in the form of shares of the Common Stock, the shares shall be valued at the same price as in the IPO.

Minimum Purchase:                                                      10 Debentures and multiples of Debentures thereof.

Selling Jurisdictions:
The United States, Europe, British Columbia, Alberta, Ontario and other provinces in Canada excluding Quebec, where the Debentures may be legally sold on a Private Placement basis pursuant to Accredited Investor prospectus exemptions and such other exemptions as may be agreed.  The offering will be made by means of a Term Sheet and a Subscription Agreement.

Conditions:	Subject to: (i) execution of a Subscription Agreement and (ii) receipt of all necessary regulatory approvals.

Change of Control:	The Debentures are payable in whole, plus accrued and unpaid interest, in cash upon the acquisition of voting control or direction of over 50.1% of the outstanding common shares of Manas.

Priority:	The Debentures rank in priority to Manas common shares and preferred shares.

Eligibility:                                           The Debentures will not be eligible for RRSPs, RRIFs, or DPSPs.

Listing and Tradeability:
The Debentures will be transferable, but will not be listed on any stock exchange.  There is no assurance that the Manas common shares issuable upon redemption of the Debentures at Maturity for common shares and the exercise of the Warrants will be listed on any exchange other than the OTCBB.

Use of Proceeds:	Proceeds from the Issue will be used primarily for seismic and general administrative expenses associated with the Company’s operations in Albania and Chile.

Closing:                                           On or about April 30, 2008 (the “Closing Date”).

Expenses:	The Company shall be responsible for all costs and expenses in relation to the offering of the Debentures.